Exhibit 10.1

THIS IS A BALLOON NOTE, WITH ALL PRINCIPAL AND ACCRUED INTEREST THEREON DUE IN FULL ON 15 April 2023. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE OR SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS WRITTEN EVIDENCE REASONABLY SATISFACTORY TO THE MAKER IS SUPPLIED TO THE MAKER TO THE EFFECT THAT THE PROPOSED OFFER, SALE, ASSIGNMENT OR OTHER TRANSFER MAY BE EFFECTED WITHOUT SUCH REGISTRATION.

SECURED TERM PROMISSORY NOTE

$2,000,000	15 April 2021

THIS SECURED TERM PROMISSORY NOTE (as may be amended from time to time, this “Note”) is issued by Slinger Bag Inc., a Nevada corporation having offices at 2709 North Rolling Road, Suite 138, Windsor Mill, MD 21244 (“Parent”), Slinger Bag Americas Inc., a Delaware corporation having offices at 2709 North Rolling Road, Suite 138, Windsor Mill, MD 21244 (“Slinger Bag Americas”), Slinger Bag Canada, Inc., a Canadian company having offices at 2709 North Rolling Road, Suite 138, Windsor Mill, MD 21244 (“SBC”), Slinger Bag International (UK) Limited (“SB UK”), an English limited company having offices at 2709 North Rolling Road, Suite 138, Windsor Mill, MD 21244 and Slinger Bag Ltd., an Israeli company having offices at 2709 North Rolling Road, Suite 138, Windsor Mill, MD 21244 (“SBL;” Slinger Bag Americas, SBC, SB UK, SBL and the Parent are referred to collectively, jointly and severally, as the “Borrower”).

FOR VALUE RECEIVED, the Borrower promises to pay to the order of SB Invesco LLC, a Wyoming limited liability company (“Lender”), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of TWO MILLION DOLLARS ($2,000,000), plus interest, at the rates and in accordance with the terms of the Business Loan and Security Agreement between Borrower and Lender of even date herewith, as amended from time to time (the “Loan Agreement”) on or before the last calendar day of each month. The entire principal amount and all accrued interest shall be due and payable on or before the day before 15 April 2023, or on such earlier date, as provided for in the Loan Agreement.

This Note is issued pursuant to the Loan Agreement which shall govern the rights and obligations of Borrower with respect to all obligations hereunder. The obligations of Borrower hereunder are secured by a security interest in the “Collateral” of Borrower, as provided under the terms of the Loan Agreement.

Exhibit A - Promissory Note	Page 1 of 3

Borrower promises to pay Lender all Lender Expenses (as defined in the Loan Agreement), whether or not suit is filed. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Lender in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

Borrower expressly acknowledges that the indebtedness evidenced by this Note is a “business loan” within the meaning of the Wyoming Revised Statutes. In the event that this Note should be found not to be a negotiable instrument, the Borrower acknowledges and agrees that Article 3 of the Code, as now or hereafter in effect in the State of Wyoming, nevertheless sets forth the respective contracts, warranties, rights and obligations of Lender and of Borrower and any other person liable for payment hereof, except to the extent that there can be no holder in due course hereof.

This Note shall be binding upon Borrower and Borrower’s heirs, successors and assigns. This Note shall inure to the benefit of Lender, its successors and assigns, including any parties to whom this Note may be assigned. If more than one party shall execute this Note, the term “Borrower,” as used herein, shall mean all parties signing this Note, who shall be jointly and severally obligated hereunder. The term “other person liable for payment hereof” shall include any endorser, guarantor, surety or other person now or hereafter primarily or secondarily liable for the payment of this Note, whether by signing this or another instrument.

If any provision of this Note is held to be invalid, illegal or unenforceable in any respect, or operates, or would if enforced operate to invalidate this Note, then that provision shall be deemed null and void. Nevertheless, its nullity shall not affect the remaining provisions of this Note, which shall in no way be affected, prejudiced or disturbed.

THE LAW OF THE STATE OF WYOMING SHALL APPLY TO THIS NOTE. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN CHEYENNE COUNTY, WYOMING IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE OR THE LOAN AGREEMENT. BORROWER AND ANY OTHER PERSON LIABLE FOR PAYMENT HEREOF WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS (AS DEFINED IN THE LOAN AGREEMENT) OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER RECOGNIZE AND AGREE THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THE LOAN AGREEMENT AND ACCEPT THIS NOTE. BORROWER REPRESENTS AND WARRANTS THAT BORROWER HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Signature pages follow.

Exhibit A - Promissory Note	Page 2 of 3

IN WITNESS WHEREOF, the Borrower has set its hand and seal to this Note as of 15 April 2020.

BORROWER:

Slinger Bag Inc.,
a Nevada corporation

By:	Mike Ballardie
Its:	Authorised Signatory

BORROWER:

Slinger Bag Americas Inc., a Delaware corporation

By:	Mike Ballardie
Its:	Authorised Signatory

BORROWER:

Slinger Bag, Inc.,
a Canadian company

By:	Mike Ballardie
Its:	Authorised Signatory

BORROWER:

Slinger Bag Ltd., An Israeli company

By:	Mike Ballardie
Its:	Authorised Signatory

BORROWER:

Slinger Bag International (UK) Limited, an English company

By:	Mike Ballardie
Its:	Authorised Signatory

Exhibit A - Promissory Note	Page 3 of 3